                                                                  EXHIBIT 6.12.1

                  THIRD AMENDED MEMORANDUM OF OPTION AGREEMENT
                  --------------------------------------------

          THIS THIRD AMENDED MEMORANDUM OF OPTION AGREEMENT (this "Third Amended
                                                                   -------------
Memorandum") is made and entered into as of this 14th day of December, 1998 by
----------
and between MEADOWS PRESERVATION, INC., a Florida corporation ("Optionor"), and
                                                                --------
BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Optionee").
  --------


                              W I T N E S S E T H:
                              -------------------


          WHEREAS,  Meadows Preservation, Inc., a Florida corporation ("MPI-1")
                                                                        -----
and Optionee entered into that certain Option Agreement dated December 18, 1997, as amended by that certain Amendment to Option Agreement dated as of March 30, 1998, and by that certain Second Amendment to Option Agreement dated as of August 19, 1998 (the "Option Agreement") with respect to certain real property
                      ----------------
(together with all improvements thereon, the "Property") located at the
                                              --------
northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Mobile Home Park", which is more particularly described on Exhibit A attached hereto;
                               ---------

          WHEREAS, a Memorandum of Option Agreement dated as of December 18, 1997 was recorded on December 19, 1997 in Official Records Book 10145, Page 1599 of the Public Records of Palm Beach County, Florida, an Amended Memorandum of Option Agreement dated as of March 30, 1998 was recorded on May 14, 1998 in Official Records Book 10403, Page 104 of the Public Records of Palm Beach County, Florida, and a Second Amended Memorandum of Option Agreement was recorded on August 19, 1998 in Official Records Book 10620, Page 1342 of the Public Records of Palm Beach County, Florida;

          WHEREAS, Optionor, as successor by mergers to MPI-1, and Optionee have entered into that certain Third Amendment to Option Agreement of even date herewith (the "Amendment"); and
               ---------

          WHEREAS, Optionor and Optionee have agreed to enter into this Third Amended Memorandum for purposes of giving notice of the Option Agreement, as amended by the Amendment.

          NOW, THEREFORE, in consideration of the covenants hereinafter contained and for other good and valuable consideration and in consideration of the covenants and agreements contained in the Amendment, Optionor and Optionee do hereby covenant and agree as follows:

          1.  Option.   Pursuant to the Option Agreement, as amended by the
              ------
Amendment, Optionor has granted to Optionee and Optionee has accepted from Optionor the irrevocable option to purchase the Property from Optionor in accordance with the terms and conditions of the Option Agreement, as amended by the Amendment (the "Option"). Optionee may elect to exercise the Option at any
                    ------
time during the period commencing March 1, 1999 and ending at 5:30 p.m. on March 31, 1999; provided that the Option will expire and become ineffective if, by
          --------
March 1, 1999, the Closing Date (as defined in the General Partnership Agreement of The Meadows Resort Partnership dated as of September 30, 1998 by and between Optionor and Optionee) has occurred and capital contributions to be made thereon shall have been made. The Option may be exercised by Optionee by written notice to Optionor.

          2.  Transfer of Option.  Optionee has the absolute right and authority
              ------------------
to assign its rights under the Option Agreement, as amended by the Amendment, to its Affiliate, as defined in the Option Agreement.

          3.  Notice.  The sole purpose of this Third Amended Memorandum is to
              ------
give notice of the Option Agreement, as amended by the Amendment, which Option Agreement and Amendment are each incorporated herein by this reference.

          4.  Miscellaneous.   The covenants, conditions and agreements
              -------------
contained in this Third Amended Memorandum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          5.  Counterparts.  This Third Amended Memorandum may be executed in
              ------------
two or more counterpart copies, each of which counterparts shall have the same force and effect as if both parties hereto had executed a single copy of this Third Amended Memorandum.

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amended Memorandum as of the day and year first above written.

WITNESS:                      OPTIONEE:

  /s/                         BLUE RIBBON COMMUNITIES LIMITED
-------------------
                              PARTNERSHIP, a Delaware limited
WITNESS:                      partnership


  /s/                         By:  MHC-QRS Blue Ribbon Communities,
-------------------
                                   Inc., a Delaware corporation,
                                   General Partner

                                   By:  /s/ David W. Fell
                                   Name: David W. Fell
                                   Title: Assoc. General Counsel/Vice
                                          President


WITNESS:                      OPTIONOR:

  /s/                         MEADOWS  PRESERVATION, INC., a Florida
-------------------
                              corporation

WITNESS:
                              By: /s/ Richard McCann
  /s/                         Name: Richard McCann
 -------------------
                              Title: President

_________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
_________________________ )


The foregoing instrument was acknowledged before me this __ day of December, 1998, by ____________________ as ____________________ of MHC-QRS Blue Ribbon
Communities, Inc., General Partner of Blue Ribbon Communities Limited Partnership, a Delaware limited partnership. He/She is personally known to me or has produced driver's license as identification.


                              ________________________________
                              Notary Public
     Name of Notary Printed:



_________________________
                          )
STATE OF FLORIDA          )  ss:
                          )
_______________ COUNTY    )
_________________________ )

The foregoing instrument was acknowledged before me this __ day of December, 1998, by ____________________ as ____________________ of Meadows Preservation,
Inc., a Florida corporation. He/She is personally known to me or has produced driver's license as identification.


                              ________________________________
                              Notary Public
     Name of Notary Printed:

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

PARCEL 1
--------

From the center of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida; thence N.0 degrees 30'10"E. along the North-South quarter line of the said Section 5 a distance of 275 feet to the point of beginning; thence continue N. 0 degrees 30'10"E. Along the said North-South quarter line a distance of 1050.85 feet to a point, thence S.89 degrees 51'42"W. a distance of 1323.60 feet to a point; thence S.0 degrees 46'20"W. a distance of 1252.40 feet to a point in the Northerly right-of-way line of PGA Boulevard, as now laid out and in use; thence S.89 degrees 07'28"E. along said northerly right-of-way line a distance of 789.81 feet to a point; thence N.0 degrees 30'10 E. a distance at 225 feet to a point; thence S.89 degrees 07' 28"E. a distance of 540 feet to the point of beginning.

PARCEL 2
--------

The South 6360 feet of the North one-half of the Southwest quarter at the Northwest quarter, of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.

TOGETHER WITH:

The North ten feet of the South 646 Feet of the North half of the Southwest quarter of the Northwest quarter; and, the North ten feet of the South half of the Southwest quarter of the Northwest quarter; Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.